Exhibit 21.1

Subsidiaries of MoonLake Immunotherapeutics

MoonLake Immunotherapeutics AG, a Swiss stock corporation (Aktiengesellschaft)

MoonLake Immunotherapeutics Ltd, a private limited company incorporated in the United Kingdom